UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

The Payden & Rygel Investment Group

(Name of Registrant as Specified In Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Issues you care about are up for a vote.

Make your voice heard.

Dear Investor,

A special shareholders meeting is scheduled for NOVEMBER 10, 2023 FOR THE PAYDEN MUTUAL FUNDS.

The special shareholders meeting is coming up soon, but it can only take place if the required number of shareholders return their votes—and time is running out.

Voting your shares is the smart thing to do. It’s also fast and easy. If you have questions or need assistance, call (866) 584-0574 and a proxy specialist will help you.

Please submit your voting by November 9, 2023 to ensure you are represented at the upcoming meeting being held on November 10, 2023.

Thank you for your investment and thank you for voting.

Your unique control number can be found on the enclosed allot in the box marked with an arrow.

PR-R1